EXHIBIT 32.1

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”) on Form 10-Q for the period ended September 30, 2020, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), I, Robert W. Eifler, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2020	/s/ Robert W. Eifler
Robert W. Eifler
President and Chief Executive Officer (Principal Executive Officer) of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales